FORWARD AIR CORPORATION
SUBSIDIARIES

State of Incorporation
FAF, Inc.	Tennessee
Forward Air, Inc.	Tennessee
Forward Air Solutions, Inc.	Tennessee
Forward Air International Airlines, Inc.	Tennessee
Central States Trucking Co.	Delaware
Central States Logistics, Inc.	Illinois

FORWARD AIR, INC.
SUBSIDIARIES

State of Incorporation
Forward Air Royalty, LLC	Delaware
Forward Air Technology and Logistics Services, Inc.	Tennessee
TQI Holdings, Inc.	Delaware

TQI HOLDINGS, INC.
SUBSIDIARIES

State of Incorporation
Total Quality, Inc.	Delaware
TQI, Inc.	Delaware